UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 11, 2006

PAIVIS, CORP.
(Exact name of registrant as specified in its charter)

Nevada	00030074	86-0871787
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#400 - 3475 Lenox Road, Atlanta Georgia 30326
(Address of principal executive offices) (Zip code)

Registrant’stelephone number, including area code: (404) 601-2885

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement

This Current Report of Form 8-K/A amends the Current Report filed by the Registrant on April 25, 2006. On April 21, 2006, APO Health, Inc., a Nevada corporation (“APO”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with APO Health Acquisition Corp, Inc., a Nevada corporation and wholly-owned subsidiary of APO (“APO Acquisition”), and Jupiter Global Holdings, Corp., a Nevada corporation (“Jupiter”). The Merger Agreement provided that upon the terms and subject to the conditions set forth in the Merger Agreement, APO Acquisition will merge with and into Jupiter, with Jupiter being the surviving corporation and a wholly-owned subsidiary of APO.

On May 11, 2006, the above-referenced parties to the Agreement and Plan of Merger consummated the Merger Agreement and the Merger Agreement became effective as of May 11, 2006, the date that the Articles of Merger were accepted for filing by the Nevada Secretary of State. As of May 11, 2006, APO changed its name to PAIVIS, Corp. (“PAIVIS”) and a trading symbol for PAIVIS will be announced shortly.

As of May 11, 2006, each share of Common Stock of Jupiter issued and outstanding immediately prior to the Effective Time of the Merger Agreement was converted into and become a right to receive 0.46232085067036500 of a share of common stock of APO (the “Conversion Price”), and are automatically canceled and retired and cease to exist as of the Effective Time of the Merger.

The Merger Agreement provides that the Shares of Common Stock to be received by Jupiter (now PAIVIS) shareholders will not be registered under the Securities Act of 1933, or the securities laws of any state, and absent an exemption from registration contained in such laws, cannot be transferred, hypothecated, sold or otherwise disposed of until; (i) a registration statement with respect to such securities is declared effective under the Securities Act of 1933, or (ii) PAIVIS receives an opinion of counsel for PAIVIS that an exemption from the registration requirements of the Securities Act is available.

A copy of the Merger Agreement is filed as Exhibit 10.1 to Form 8-K filed by APO on April 25, 2006 and is incorporated by reference herein. The foregoing summary of the Merger Agreement is qualified by the Merger Agreement in its entirety.

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 12, 2006, the Registrant entered into a Stock Purchase Agreement with KJ Ventures, Ltd., which provides for the sale of 3,046,300 shares of the common stock of APO Health, Inc., a New York corporation that was a subsidiary of APO Health, Inc. prior to the Effective Date of the above-described Merger Agreement. KJ Ventures, Ltd., which is an entity controlled and managed by Dr. Jan Stahl, former chief executive officer of the Registrant prior to the consummation of the Merger Agreement, will continue the business operations of APO Health, Inc., a New York corporation, as it existed prior to the Effective Date of the Merger Agreement, although there will be no affiliation between the Registrant and the purchaser of the shares, KJ Ventures, Inc. The consideration in support of the transaction was $1.00, plus the assumption of all of the current contingent and future debts of APO Health, Inc., a New York corporation. A copy of the Stock Purchase Agreement disclosed herein is attached to this Current report as an exhibit.

Item 3.02 Unregistered Sales of Equity Securities

On May 11, 2006, and pursuant to the consummation of the Merger Agreement, the Registrant will cause to issue 4,623,208,507 Common Shares (the “Shares”) to the shareholders of Jupiter as of the effective date of the Merger Agreement. The Common Shares will be issued as restricted securities and are exempt from registration under §5 of the Securities Act of 1933, as the issuances are deemed exempt from registration under §3(a)(9), §4(1) and 4(2) of the Securities Act of 1933.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 11, 2006, the effective date of the Merger Agreement, all of the officers and directors of the Registrant prior to the effective date of the Merger Agreement resigned in each of their respective capacities. Such officers and directors have provided to the Registrant written notices of resignation effective May 11, 2006. Filed as exhibits to this Current Report are copies of all such notices of resignation. All of the directors and officers of the Registrant that have tendered their resignations as such have received copies of this Current Report and have not provided the Registrant with any comments or further information that requires further disclosure by the Registrant.

Item 7.01    Regulation FD Disclosure.

The information set forth under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in any such filing. Attached hereto as Exhibit 99.1 is a Press Release issued by the Registrant on May 15, 2006 regarding the consummation and effectiveness of the Merger Agreement.

Item 9.01    Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

10.1	Stock Purchase Agreement Between the Registrant and KJ Ventures, Ltd., dated May 12, 2006
17.1	Resignations of Dr. Jan Stahl and Kenny Leventhal as Directors and Officers and Appointment of New Officers
99.1	Press Release dated May 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAIVIS, CORP.
Dated: May 17, 2006	A

	By:	/s/ Gregory Bauer
_______________________________ Gregory Bauer, President and CEO
Pr

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Stock Purchase Agreement Between the Registrant and KJ Ventures, Ltd., dated May 12, 2006
17.1	Resignations of Dr. Jan Stahl and Kenny Leventhal as Directors and Officers and Appointment of New Officers
99.1	Press Release dated May 15, 2006